Exhibit 99.1

TheStreet, Inc. Announces Corporate Governance Changes

•	Implements Majority Voting Standard for Election of Directors

•	Plan to Declassify Board of Directors

NEW YORK, June 28, 2016 /PRNewswire/ — TheStreet, Inc. (NASDAQ: TST) (the “Company”), a leading digital financial media company, today announced that its Board of Directors (the “Board”) has approved and adopted an amendment to the Company’s Amended and Restated By-Laws (the “By-Laws”) to implement a majority voting standard for uncontested director elections and related amendments to the Company’s Corporate Governance Guidelines.

The Board has also discussed, and intends to include in the Company’s proxy statement for the 2017 annual meeting of stockholders, a proposal to eliminate the Company’s classified board structure in furtherance of the Company’s continuing commitment to serve the long-term interests of all Company stockholders. The amendment of the Company’s Certificate of Incorporation to declassify the Board will require the affirmative vote of holders of 80% of the outstanding shares of the Company.

“These steps are part of ongoing efforts by TheStreet to further enhance its relationships with shareholders, following our move earlier this year to separate the roles of CEO and Chairman,” said Larry S. Kramer, Chairman and Interim CEO.  “The Company intends to continue strengthening its board, and we are carefully considering several candidates for the board seat left open by Keith Hall’s departure.”

With the adoption of a majority voting standard for uncontested director elections, directors will now be elected by the affirmative vote of a majority of the votes cast. In a contested election, a plurality voting standard will apply. The Board has also approved conforming amendments to the Company’s Corporate Governance Guidelines to adopt a director resignation policy for directors who fail to receive a majority vote in an uncontested election.

The Company believes that the amendments to the By-Laws and Corporate Governance Guidelines will give the Company’s stockholders a stronger voice in the election of directors by providing a clear process through which the Board will respond to a favorable vote by less than half of the votes cast for a director. The full text of the By-Laws and Corporate Governance Guidelines, as amended, can be found on the Company’s web site in the Investor Relations section at http://investor-relations.thestreet.com under the caption “Corporate Governance.” The revisions to the By-Laws and Corporate Governance Guidelines take effect immediately.

About TheStreet

TheStreet, Inc. (www.t.st) is a leading independent digital financial media company providing business and financial news, investing ideas and analysis to personal and institutional investors worldwide.  The Company's portfolio of business and personal finance brands includes: TheStreet, RealMoney, RealMoney Pro, Stockpickr, Action Alerts PLUS Options Profits, MainStreet and RateWatch. To learn more, visit www.thestreet.com.  The Deal, the Company's institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control. To learn more, visit www.thedeal.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding planned corporate governance changes. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission that could cause future actions, events, results or performance to differ materially from those reflected in the forward-looking statements. Differences may result from, among other things, actions taken by the Company or its management or Board, as well as those beyond the Company's control. Such risks and uncertainties include, but are not limited to, the timing and implementation of corporate governance changes (and related arrangements) and changes in strategic and other business objectives. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts: Eric Lundberg, Chief Financial Officer, TheStreet, Inc., ir at thestreet.com, or John Evans, Investor Relations, PIR Communications, 415-309-0230, ir at thestreet.com